UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
325 West Main St., Suite #240, Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (859) 266-9772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VHGI HOLDINGS, INC.

Item 8.01 Other Events

On October 21, 2010, VHGI Gold, LLC, a Texas limited liability company (“VHGI Gold”), which is a wholly owned subsidiary of VHGI Holdings, Inc. (the “Company”), received the National Instrument 43-101 Technical Report (the “Technical Report”) on the SunGold Property, Yavapai County, Arizona, USA, which was completed by independent mining consultant Daniel B. Stage, B.Sc, NV Professional Geologist.

On October 26, 2010, the Company issued a press release (the “Press Release”) disclosing its receipt of the Technical Report and describing certain findings contained therein.

Further information is set forth in the Technical Report, which is attached hereto as Exhibit 99.1, and the Press Release, which is attached hereto as Exhibit 99.2.

The foregoing summary of the Technical Report and the Press Release does not purport to be complete and is qualified in its entirety by reference to the full text of each, which are incorporated by reference and filed as exhibits herein.

This Current Report on Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange (collectively, the “Filings) contain forward-looking statements and information that are based upon beliefs of , and information currently available to, the Registrar’s management, as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings,  the words “anticipate,” "believe," "intend," "plan," "expect,"  "estimate," "project," "goal" and similar expressions identify such a statement was made. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	National Instrument 43-101 Technical Report, SunGold Property, Yavapai County, Arizona, USA
99.2	Press Release dated October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	October 26, 2010
By:		/s/ Scott A. Haire
Name:		Scott A. Haire
Title:		Chief Executive Officer